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                                                                    EXHIBIT 23.1


                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANT

         I hereby consent to the reference to Stephen R. Russo, CPA under the captions "Experts," "Summary Financial Data" and "Selected Financial Data," and to the use of my report dated October 12,1998 with respect to the financial statements of JagNotes.com Inc. and Subsidiary (formerly NewJag, Inc.), included in JagNotes.com Inc's Registration Statement on Form SB-2 filed on the date hereof and the related Prospectus.

                                        STEPHEN R. RUSSO, CPA

                                        Manasquan, New Jersey
                                        July 30, 1999